Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contact:
April 18, 2005	Raymond E. Verlinde
Sr. EVP/Chief Administrative Officer
ray.verlinde@weststarbank.com
970-328-9710

Vail Banks Announces First Quarter Results

        Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.16 for the first quarter 2005 compared to $0.08 for first quarter 2004, excluding the gain on the sale of fixed assets of $1.7 million. Net income for the quarter was $885,000 versus $419,000 in the first quarter 2004 excluding the gain. Including the gain on the sale of fixed assets, the Company earned $1.2 million or $0.22 per share in the first quarter of 2004.

        “Highlights of the quarter were strong core deposit growth, continued high credit quality, and new loan originations,” commented Gary Judd, CEO of Vail Banks, Inc. “Our core deposit balances improved $51.3 million or 12 percent since the last quarter. This core growth has significantly contributed to keeping our cost of funds to a low 1.35 percent during the first quarter 2005. We are pleased with having only a 12 basis point increase in our funding costs since December 31, 2004 given the 50 basis point increase in short-term rates by the Federal Reserve in the past 90 days. We believe this core funding is an important component of our future growth and profitability. As a result of this, our net interest margin has improved to 5.11 percent during the quarter, up from 4.95 percent during the fourth quarter 2004.”

        “Loans have increased $87.7 million since the first quarter of last year or 28 percent. Average earning assets are up 11 percent since the first quarter 2004, or $55.5 million, while total average assets have increased 10 percent or $58.9 million over the same period. Our asset quality continues to be strong with a $29,000 net recovery for the quarter compared to net charge-offs of $300,000 for the same period last year. The allowance for loan losses to loans stood at .99 percent compared to .96 percent for the previous quarter,” stated Mr. Judd.

        “Interest income and fees on loans are up 26 percent or $1.6 million since the first quarter of 2004. This increase, coupled with the improved margin resulting from strong core deposit growth, increased net interest income 36 percent or $1.8 million from the first quarter 2005 compared to the first quarter of 2004. This reflects the hard work of our lending officers and retail office associates in delivering and executing our plan to provide customers with the financial solutions they need,” commented Mr. Judd.

Deposit growth during the quarter contributed to an improved liquidity position at March 31, 2005. We have invested a portion of this excess liquidity in short-term investment securities with maturities of 90 days or less. Investment securities increased 24 percent or $25.9 million during the quarter while fed funds sold have increased $33.8 million. The yield on investment securities increased to 5.13 percent during the quarter as a result of reduced amortization of premiums on securities that had been accelerated in previous quarters in expectation of probable prepayments. Earlier this month we paid-off over $6 million of our higher rate borrowings with the Federal Home Loan Bank to further improve our net interest margin. We anticipate that future loan growth will absorb a substantial portion of the remaining excess liquidity in the coming months.

        Total non-interest income decreased $454,000, or 22 percent from the first quarter 2005 compared to the fourth quarter for 2004. $418,000 of this decrease represents lower mortgage fees from reduced origination volumes caused by increasing interest rates. However, given the variable overhead of this business line, this reduced volume does not have a proportional impact on the net income of the Company.

        Non-interest expenses declined $513,000 during the past quarter. During the fourth quarter of 2004 the Company had a $311,000 loss on sale of securities. In addition, $180,000 of this change reflects reduced salary and benefit costs, largely because of reduced commissions paid to mortgage originators due to lower origination volumes. In addition, occupancy costs, professional fees, and supplies and printing costs were down for the quarter. This was offset slightly by higher costs associated with depreciation on furniture and equipment. “During 2005, the Company will continue to review closely all of its operating expenses in an effort to be more efficient in its overall processing and delivery of value added services to our customers,” stated Mr. Judd.

        On April 5, 2005, the Company launched a new customer-driven brand initiative for each of its 23 banking offices in 18 Colorado communities. Extensive research with current and prospective customers identified that professional associates providing personal attention, exceptional service delivery, and strong, long-term banking relationships separate the Company from other choices in Colorado. To further align these identified strengths, we modified the brand of our wholly-owned subsidiary, WestStar Bank, to WestStar Bank. Expect Action. “We are very excited about our new brand launch and believe that it will continue to strengthen our relationship with existing customers and WestStar’s awareness with prospective customers in the future. Additionally, WestStar Bank has upgraded its web site consistent with the new brand identity, featuring greater interaction and improved, simple navigation. I encourage you to visit it at weststarbank.com,” commented Mr. Judd.

        At its meeting on April 18, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable May 13 to shareholders of record on April 29.

        Vail Banks, Inc., through its subsidiary WestStar Bank, has 23 banking offices in 18 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

This news release contains forward-looking statements, as defined by federal securities laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performances and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Certain Factors Affecting Forward Looking Statements” in Vail Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)
(unaudited)
	Three Months Ended

	Mar. 31,	Dec 31,	Sept. 30,	June 30,	Mar. 31,
	2005	2004	2004	2004	2004

Earnings and Performance
Net income	$885	$643	$559	$574	$1,180
Diluted net income per share	0.16	0.12	0.10	0.11	0.22
Return on assets	0.55%	0.41%	0.37%	0.39%	0.80%
Return on equity	5.95	4.30	3.79	3.95	8.13
Net interest margin (FTE)	5.11	4.95	4.68	4.38	4.17
Efficiency ratio	84	89	87	89	73
Return on tangible equity	14.86	10.93	9.87	10.32	21.84

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	(0.03)%	0.03%	(0.05)%	0.04%	0.38%
Allowance for loan losses to loans	0.99	0.96	0.97	0.97	1.05
Allowance for loan losses to non-performing loans	287	1,657	460	217	205
Non-performing assets to loan-related assets	0.54	0.25	0.37	0.67	0.72
Risk assets to loan-related assets (1)	0.80	0.25	0.37	0.67	0.73

Capital Ratios
Equity to assets at period end	8.81%	9.44%	9.50%	9.82%	9.77%
Tangible equity to assets at period end	3.55	3.75	3.72	3.70	3.81
Leverage ratio	8.05	8.06	8.28	7.93	7.80
Tier 1 capital ratio	10.19	10.52	10.88	11.35	11.91
Total capital ratio	11.67	12.02	12.47	13.22	13.96

Other Information at Period End
Book value per share	$10.84	$11.25	$11.19	$10.89	$11.20
Tangible book value per share	4.37	4.46	4.38	4.10	4.37
Closing market price	13.13	13.18	13.08	12.44	12.32
Shares outstanding	5,578,824	5,326,504	5,310,754	5,326,330	5,298,093
Full time equivalent associates	243	249	252	238	238
Banking offices	23	23	23	22	22

(1) Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.

Balance Sheet
(in thousands, except share data)

	March 31,	December 31,	Percent
Assets	2005	2004	Change
	(unaudited)

Cash and due from banks	$20,716	18,360	13%
Federal funds sold	51,120	17,295	196
Investment securities
Available for sale	129,620	103,779	25
Held to maturity	238	246	(3)
Bank stocks	4,481	4,457	1

Investments in Trust I and Trust II	743	743	0
Loans held for sale	450	7,110	(94)

Gross loans	403,883	407,629	(1)
Allowance for loan losses	(3,989)	(3,895)	2
Net deferred loan fee income	(1,120)	(1,276)	(12)
Premises and equipment, net	38,473	38,721	(1)
Goodwill, net	35,970	35,970	-
Other intangible assets, net	149	159	(6)
Other assets	6,054	5,297	14
	$686,788	634,595	8%

Liabilities and Shareholders' Equity

Liabilities

Deposits	$554,652	500,444	11%
Securities sold under agreements to repurchase	11,522	894	1,189
Federal Home Loan Bank advances	29,738	42,444	(30)
Subordinated notes to Trust I and Trust II	24,743	24,743	0
Other liabilities	3,090	3,605	(14)
Total liabilities	623,745	572,130	9

Minority interest	2,542	2,563	(1)

Shareholders' equity

Common equity	61,590	60,520	2
Accumulated other comprehensive loss	(1,089)	(618)	76
Total shareholders' equity	60,501	59,902	1
	$686,788	634,595	8%

Loan Mix at Period End

Commercial, industrial, and land	$227,367	239,946	(5)%
Real estate--construction	100,594	92,705	9
Real estate--mortgage	70,920	69,164	3
Consumer	5,002	5,814	(14)
Total gross loans	$403,883	407,629	(1)%

Deposit Mix at Period End

Interest bearing checking	$94,646	92,279	3%
Savings	31,942	31,261	2
Money market	182,147	132,388	38
CDs under $100,000	50,230	51,541	(3)
CDs $100,000 and over	75,772	72,848	4
Interest bearing deposits	434,737	380,317	14
Non-interest bearing checking	119,915	120,127	(0)
Total deposits	$554,652	500,444	11%

Shares Outstanding at Period End	5,578,824	5,326,504	5%

Vail Banks, Inc.

Statement of Income
(in thousands, except share data)
(unaudited)

	Three months ended March 31,		Percent
	2005	2004	Change

Interest income
Interest on loans	$6,705	5,290	27%
Fees on loans	909	774	17
Interest on investment securities	1,371	773	77
Interest on federal funds sold
and short-term investments	192	204	(6)
Investments in Trust I and Trust II	19	19	0
Total interest income	9,196	7,060	30
Interest expense
Deposits	1,329	1,019	30
Borrowings	364	372	(2)
Federal funds purchased and securities sold under
agreements to repurchase	25	1	2,400
Subordinated notes to Trust I and Trust II	631	631	0
Total interest expense	2,349	2,023	16
Net interest income	6,847	5,037	36

Provision for loan losses	65	158	(59)
Net interest income after provision	6,782	4,879	39

Non-interest income	1,570	3,844	(59)
Non-interest expense	7,101	6,516	9
Income before taxes	1,251	2,207	(43)
Income taxes	366	1,027	(64)
Net Income	$885	1,180	(25)%

Diluted net income per share	$0.16	$0.22	(27)%
Weighted average shares outstanding - diluted	5,471,918	5,401,988	1

Profitability Ratios

Return on assets	0.55%	0.80%
Return on equity	5.95	8.13
Net interest margin (FTE)	5.11	4.17
Net (recoveries) chargeoffs	(0.03)	0.38
Efficiency ratio	84	73

Average Balances

Assets	$651,133	$592,263	10%
Earning assets	554,155	498,642	11
Loans	402,340	314,667	28
Deposits	517,286	466,117	11
Shareholders' equity	60,282	58,385	3

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)
(unaudited)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2005	2004	2004	2004	2004

Interest income
Interest on loans	$6,705	$6,623	$5,829	$5,223	$5,290
Fees on loans	909	1,028	875	943	774
Interest on investment securities	1,371	1,056	1,134	1,045	773
Interest on federal funds sold
and short-term investments	192	21	25	85	204
Investments in Trust I and Trust II	19	19	19	19	19
Total interest income	9,196	8,747	7,882	7,315	7,060
Interest expense
Deposits	1,329	1,200	1,028	1,005	1,019
Borrowings	364	379	340	345	372
Federal funds purchased and securities sold under agreements to repurchase	25	19	3	1	1
Subordinated notes to Trust I and Trust II	631	631	631	630	631
Total interest expense	2,349	2,229	2,002	1,981	2,023
Net interest income	6,847	6,518	5,880	5,334	5,037

Provision for loan losses	65	180	323	43	158
Net interest income after provision	6,782	6,338	5,557	5,291	4,879

Non-interest income
Deposit related	620	689	717	692	685
Mortgage broker fees	394	812	756	775	803
Gain (loss) on sale of fixed assets	(8)	(1)	(11)	103	1,678
Other	564	524	781	522	678
	1,570	2,024	2,243	2,092	3,844
Non-interest expense
Salaries and employee benefits	4,195	4,375	4,096	3,994	4,019
Occupancy	999	1,050	1,000	846	845
Furniture and equipment	683	658	608	611	562
Amortization of intangible assets	10	10	10	10	10
Other	1,214	1,521	1,338	1,158	1,080
	7,101	7,614	7,052	6,619	6,516

Income before taxes	1,251	748	748	764	2,207
Income tax expense	366	105	189	190	1,027
Net Income	$885	$643	$559	$574	$1,180

Diluted net income per share	$0.16	$0.12	$0.10	$0.11	$0.22

Vail Banks, Inc.

Supplemental Information
(in thousands)
(unaudited)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2005	2004	2004	2004	2004

Average Balances
Assets	$651,133	$630,212	$604,689	$592,343	$592,263
Earning assets	554,155	534,933	511,363	501,982	498,642
Loans	402,340	394,763	362,585	329,508	314,667
Deposits	517,286	498,080	480,902	468,618	466,117
Interest bearing liabilities	465,834	455,340	436,601	430,525	428,143
Shareholders' equity	60,282	59,477	58,621	58,453	58,385

Average Deposit Mix
Interest bearing checking	93,637	97,081	99,279	95,259	92,413
Savings	31,560	33,013	31,893	30,300	30,708
Money market	147,308	133,006	124,130	126,845	119,881
CDs under $100,000	50,663	52,144	51,943	53,141	55,109
CDs $100,000 and over	74,850	74,070	69,965	64,829	66,746
Interest bearing deposits	398,018	389,314	377,210	370,374	364,857

Non-interest bearing checking	119,268	108,766	103,692	98,244	101,260
Total deposits	$517,286	$498,080	$480,902	$468,618	$466,117

Net Interest Margin Analysis
Net interest income	$6,847	$6,518	$5,880	$5,334	$5,037
Fully taxable equivalent adjustment	132	133	132	134	132
Net interest income (FTE)	6,979	6,651	6,012	5,468	5,169

Yields (FTE)
Loans	7.67%	7.71%	7.36%	7.53%	7.75%
Investment securities	5.13	3.63	3.59	3.53	4.05
Other earning assets	2.77	3.26	2.39	1.16	0.99
Total earning assets	6.83	6.60	6.23	5.97	5.80

Cost of funds
Interest bearing deposits	1.35	1.23	1.08	1.09	1.12
Other interest bearing liabilities	6.10	6.20	6.52	6.53	6.38
Total interest bearing liabilities	2.05	1.95	1.82	1.85	1.90
Total interest expense to earning assets	1.71	1.65	1.55	1.59	1.63

Net interest margin (FTE)	5.11%	4.95%	4.68%	4.38%	4.17%

Vail Banks, Inc.

Asset Quality
(in thousands)
(unaudited)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2005	2004	2004	2004	2004

Asset Quality
Nonaccrual loans	$1,391	$235	$814	$1,555	$1,636
Restructured loans	0	0	0	0	0
Total non-performing loans	1,391	235	814	1,555	1,636
Foreclosed properties	802	785	606	788	674
Total non-performing assets	2,193	1,020	1,420	2,343	2,310
90+ days past due and accruing	1,053	17	3	8	15
Total risk assets	$3,246	$1,037	$1,423	$2,351	$2,325

Allowance for Loan Losses
Beginning Balance	$3,895	$3,742	$3,369	$3,361	$3,503
Provision for loan losses	65	180	323	43	158
Loan charge-offs	24	63	149	120	338
Loan recoveries	53	36	199	85	38
Net charge-offs (recoveries)	(29)	27	(50)	35	300
Ending Balance	$3,989	$3,895	$3,742	$3,369	$3,361

Net Charge-Offs (Recoveries) to Average Loans	(0.03)%	0.03%	(0.05)%	0.04%	0.38%

Loans Past Due 30 Days or More and Accruing	0.31	0.32	0.15	0.24	2.46